Exhibit 23.1 - Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-34653 and 333-84387) pertaining to the Congoleum Corporation 1995 Stock Option Plan and the Non-Qualified, Non-Employee Directors Stock Option Plan of our dated February 15, 2002, with respect to the consolidated financial statements and schedule of Congoleum Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                         /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 25, 2002